Exhibit 99.1 Press Release


                              FOR IMMEDIATE RELEASE

CONTACT:
Bob Bannon                                           Jennifer Haas


Director, Investor Relations                         Communications Coordinator
Net2000 Communications, Inc.                Net2000 Communications, Inc.
703-654-2000      703-654-2000
bbannon@net2000.com                                  jhaas@net2000.com




        Net2000 Acquisition of Frebon International Corporation Completed



High-End Video Applications Added to Net2000 Bundle of Services


Herndon, VA (July 10, 2000) -- Net2000 Communications, Inc. (Nasdaq: NTKK), an innovative provider of integrated broadband telecommunications services to medium and large businesses, today announced it closed on the acquisition of FreBon International Corporation (FreBon), a privately-held provider of interactive video services headquartered in McLean, Virginia, on Friday, July 7.

About Net2000 Communications, Inc.:

Net2000 is an innovative provider of broadband data and voice telecommunications services to businesses across the United States. Net2000 provides premium quality local, long distance, data, voice and Internet access services delivered over a single broadband connection and billed on a single invoice. Net2000 currently operates sales offices in Boston, Providence, New York City, Long Island, Northern New Jersey, Baltimore, Herndon, Richmond and Virginia Beach.

For more information about Net2000 Communications, Inc., please visit www.net2000.com or call 800-825-2000. For Investor Relations, contact Bob Bannon at 703-654-2222 or bbannon@net2000.com.

                               -------------------


About FreBon International Corporation

FreBon is an Inc. 500 corporation and a preeminent leader in the network integration of voice, video, data and Internet-based technologies for commercial, healthcare, legal, educational and insurance markets both domestically and internationally. For more information on FreBon's services and capabilities, visit its web site at www.frebon.com.




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Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Net2000 cautions investors that any forward-looking statements or projections made by the company, including those that may be made in this press release, are based on management's expectations at the time they are made, but they are subject to risks and uncertainties that may cause actual results to differ materially from those projected. Net2000's future results may be impacted by factors such as technological changes, market acceptance of the company's existing and new services, Net2000's ability to continue to expand and fund its network, Net2000's ability to successfully integrate its acquisition of FreBon
International   Corporation,   general  economic   conditions,   regulatory  and
legislative developments, and competitive market pressures. Net2000's future results also may be impacted by other risk factors listed in its registration statement dated March 6, 2000 and periodic reports filed with the Securities and
Exchange  Commission.  By  making  these  forward-looking  statements,   Net2000
undertakes no obligation or intention to update these statements